Exhibit 5.1

September 7, 2016
Nationstar Mortgage Holdings Inc.
8950 Cypress Waters Boulevard
Coppell, TX 75019
Re: Registration Statement on Form S-8
Ladies and Gentlemen:
Nationstar Mortgage Holdings Inc., a Delaware corporation (the “Company”), has requested our opinion in connection with a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by it with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended the (“Act”), relating to the shares of Common Stock, $.01 par value, of Nationstar Mortgage Holdings Inc. to be issued under the Nationstar Mortgage Holdings Inc. Second Amended and Restated 2012 Incentive Compensation Plan (the “Plan”).
In arriving at the opinion expressed below, we have reviewed the following documents:

(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	copies of the Plan;

(c)
copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively; and

(d)	a copy of the back-up certificate dated September 2016 and signed by the corporate secretary of the Company.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.
In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that the Shares have been duly authorized by all necessary corporate action of the Company and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

Nationstar Mortgage Holdings Inc., p. 2

The foregoing opinions are limited to the General Corporation Law of the State of Delaware.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Arthur H. Kohn
Arthur H. Kohn, a Partner